Exhibit 99.1

Ondas Holdings Inc. Announces $30,000,000 Follow-On Public Offering

SUNNYVALE, Calif., November 30, 2020 - Ondas Holdings Inc. (OTCQB: ONDSD), through its wholly owned subsidiary, Ondas Networks Inc., a developer of private licensed wireless data networks for mission-critical industrial markets (the “Company”), today announced that it has commenced a proposed $30,000,000 follow-on public offering of its common stock pursuant to a registration statement on Form S-1 with the U.S. Securities and Exchange Commission. In connection with the offering, the Company expects to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of common stock offered in the public offering.

Oppenheimer & Co. Inc. is acting as the sole book-running manager for the proposed offering. National Securities Corporation is acting as lead manager. Northland Capital Markets and Spartan Capital Securities, LLC are acting as co-managers for the offering.

The proposed offering is being made only by means of a prospectus. Copies of the preliminary prospectus, when available, may be obtained from: Oppenheimer & Co. Inc., Attn: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, New York 10004, by telephone at (212) 667-8055, or by email at EquityProspectus@opco.com. A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission but has not yet become effective. These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Ondas Holdings Inc.

Ondas Holdings Inc., through its wholly owned subsidiary, Ondas Networks Inc., is a developer of private licensed wireless data networks for mission-critical industrial markets. The Company designs and manufactures its multi-patented, Software Defined Radio (SDR) platform for Mission Critical IoT (MC- IoT) applications. Ondas Networks’ customer end markets include utilities, oil and gas, transportation, and government entities whose demands span a wide range of mission critical applications that require secure communications over large and diverse geographical areas, many of which are within challenging radio frequency environments. Customers use the Company's SDR technology to deploy their own private licensed broadband wireless networks. The Company also offers mission-critical entities the option of a managed network service. Ondas Networks’ SDR technology supports IEEE 802.16s, the new worldwide standard for private licensed wide area industrial networks. For additional information, visit www.ondas.com, www.otcmarkets.com or follow Ondas Networks on Twitter and LinkedIn.

Forward Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events.

Ondas Holdings Inc.

165 Gibraltar Court ▪ Sunnyvale, CA 94089

+1-888-350-9994 ▪ www.ondas.com

These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including, the risks discussed under the heading “Risk Factors” in our Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 13, 2020, in our Quarterly Report on Form 10-Q filed with the SEC on November 6, 2020, and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward- looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

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Investor Contact:

Stewart Kantor, CFO

Ondas Holdings Inc.

888.350.9994 Ext. 1009

Media Contact:

Dan Gagnier / Jeff Mathews

Gagnier Communications

646.569.5897

Ondas@gagnierfc.com